Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made effective as of the first day of January, 2005, entered into by and between ProUroCare Medical, Inc., a Nevada corporation (the "Company"), and Maurice R. Taylor, II (the "Employee").

         WHEREAS, the Company desires to continue to employ the Employee as its Chairman in accordance with the following terms, conditions and provisions; and

         WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, it is agreed as follows:

         1. EMPLOYMENT AND DUTIES.

         The Company hereby continues the Employee's employment, and the Employee hereby accepts and agrees to continue to serve the Company as the Company's Chairman and Chief executive Officer. The Employee's duties shall be as described in the Company's by-laws and to direct the Company's strategic initiatives, oversee its operations, manage the Company's relationships with the investment community, participate in recruiting senior management, and other duties subject to review and modification from time to time at the direction of the Company's Board of Directors. The Employee shall apply his best efforts, and devote a majority of his time and attention, to the Company's affairs. The Company recognizes the Employee's time commitment and responsibilities as Chairman of CHdiagnostics, Clinical Network, and as a Board member of Whittier Scripps Institute.

         2.       TERM.

         The term of this Agreement and the Employee's employment under this Agreement shall commence on January 1, 2005, and shall continue thereafter for a period of two years. Upon the expiration of the original term of this Agreement, this Agreement shall automatically renew for successive two-year terms, subject to termination as provided in Section 6.

         3.       COMPENSATION.

         The Company shall compensate the Employee for his services at the following salary, bonus, and benefits:

                  A. Base Salary.

                  The Employee shall be paid an annualized base salary of $190,000 per year, payable on the Company's normal payroll cycle. This base salary is the minimum salary during the term of this Agreement, and may be increased from time to time at the discretion of the Board of Directors.

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                  B. Bonus.

                  The Employee shall continue to participate in a Company Management Incentive Plan, as approved and amended by the Board of Directors from time to time, and which is designed to deliver an annual bonus consistent with current levels established for this position by the Board of Directors. The Employee shall periodically meet with the Board of Directors, to establish quantitative and qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid to the Employee at the end of the associated bonus period. The Compensation Committee of the Board of Directors has established a 75% of base compensation potential bonus for each calendar year based on specific milestones. The Employee's bonus, if any, shall be paid in the cash unless the Parties agree to pay the Employee in the cash equivalent of unregistered common stock of the Company.

                  C. Stock Options.

                  The Employee shall be eligible to participate in the annual grant of the Company's Stock Option Plan, consistent with its terms and conditions, and with amounts of options, including exercise price and vesting provisions determined by the Board of Directors from time to time. Provisions under this item 3C, stock options, are also subject to the provisions found in Section 6, under termination of Agreement. Stock Options shall be issued to the Employee in accordance with the Company's stock option plan.

                  D. Employee Benefits Plans.

                  The Employee shall be entitled to participate in any and all Company employee benefit plans; in accordance with the eligibility requirements and other terms and provisions of such plan or plans.

                  E. Insurance.

                  In addition, the Company shall secure and pay the premium for a Term Life insurance policy assignable to the Employee in the amount of three times the Employee's annual compensation.

         4.       EXPENSES.

         The Company will reimburse the Employee for reasonable expenses incurred by the Employee in connection with the business of the Company, according to policies promulgated from time to time by the Board of Directors, and upon presentation by the Employee of appropriate substantiation for such expenses.

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         5.       DISABILITY.

         Not withstanding any other provision of this Agreement, if the Employee is totally disabled, as defined below, for an aggregate of 180 calendar days in any one calendar year of employment, the Company shall not be obligated to pay the Employee the compensation provided in this Agreement for any period of total disability during such year in excess of 120 days. In such event, the Employee's salary under Section 3 shall be prorated for such year of employment in the same manner as if this Agreement has been terminated at the end of such 120th day.

         The Company agrees that, while on disability leave of absence, and for the duration of such disability, the Employee may continue to receive the Company's group insurance plan coverage by compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), until the end of such disability leave, or upon attainment of the age of 65, whichever is earlier.

         For purposes of this Agreement, the Employee shall be considered to be totally disabled when he is considered to be as such by any insurance company used by the Company to provide disability benefits for the Employee, and the Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of the Employee or for any reason an insurance company fails to make a determination of the question of whether the Employee is totally disabled, the Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. The existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee, under these circumstances. If the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of the Employee by medical doctor selected by the Board of Directors, and a medical doctor selected by the Employee. If the medical doctor so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.

         6.       TERMINATION.

         This Agreement shall terminate upon the occurrence of any of the following:

                  A. Mutual agreement, in writing, of the parties to terminate;

                  B. Employee's death. Under circumstances of the Employee's death, the Company agrees to make termination payments to the Employee's designated beneficiaries, in the amount of one year of base salary, and annual bonus payment for bonus payable in the fiscal year in which the Employee's death occurred. Additionally, any unexercised, vested stock options which were available to the Employee immediately prior to date of death shall be exercisable by beneficiaries in accordance with the Company's stock option plan. In addition, the Employee's designated beneficiaries may, at their option, continue to

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         pay and to receive insurance  coverage under the COBRA provisions,  and beyond, for the period allowed under Minnesota Statute, or upon attainment of age 65 of beneficiary, which ever is earlier.

                  C. Upon the expiration of the initial or any renewal term of this Agreement, following 120 days' written notice by one party to the other indicating the party's intention not to renew;

                  D. At the Company's option, if the Employee shall be totally disabled, as defined above for a continuous period in excess of one hundred eighty (180) days. The Company's option to terminate in such event shall be exercised upon at least 30 days' written notice to the Employee;

                  E. Termination by the Company for cause. For purposes of this provision of this Agreement, cause shall be defined as:

                           1. Failure of the Employee to substantially perform any duties reasonably required by the Company that are consistent with the Employee's position (except as a result of any disabling injury for which the Employee has been receiving benefits under a short term or long term disability program); and

                           2. The commission by the Employee of any criminal act, or act of fraud or dishonesty by the Employee related to or in connection with his employment by the Company; or

                           3. If the Employee materially breaches the Employee's other covenants contained in this Agreement.

                  F. Change of employment or termination without cause by the Company. A Change in Employment shall be deemed to have occurred if, without the Employee's consent,

                           1. The Employee's position, duties, or title are materially or adversely changed without cause; or

                           2. The Employee's salary or benefits are reduced without cause; or

                           3. The location of performance of most of the Employee's duties is moved from the general geographic location in which the Employee performed such duties prior to the move.

                  The effective date of a change in employment shall be the date the Employee elects, by written notice to the Company, to treat such action as termination due to change in employment, provided it occurs within 90 days of the date the Employee is notified of the change in

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         employment.  Failure to treat a particular  change in  employment  as a termination of employment shall not preclude the Employee from treating a subsequent change of employment as a termination of employment.

                  G.       Termination Payments.

                  In the event the Employee's employment with the Company is terminated without cause, or a change in employment occurs and the Employee elects to treat the change in employment as a termination of employment and so notifies the Company of such election within 90 days following the change of employment (with a date of notice to be deemed the effective date of termination) or the geographic location changes as defined above, or upon non-renewal of this Agreement by the Company, then:

                           (a) The Employee shall receive payment equal to 6 months severance plus additionally that portion of four months additional severance for each year of service to the Company with a maximum accumulated severance of 24 months total, of the Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation, and at the Employee's election, may pay out such salary and bonus or incentives over a period of one year consistent with the Company's routine employee payment schedules, or in a lump sum; and all unvested stock options held by the Employee shall immediately vest and the Employee shall have one year which to exercise said options before expiration.

                           (b) The Employee shall be entitled to continue participation in he healthcare coverage, life insurance and general employee benefit plans of the Company as provided for by COBRA and specific insurance policies, at the expense of the Employee.

                           (c) In the event of a termination of employment under this Section 6G, the Company agrees that in the event of a dispute by the Employee over any terms or provisions contained in this Agreement, or interpretation thereof, the Company will pay all reasonable legal expenses incurred by the Employee as a result of the Employee's efforts to resolve the dispute.

                  H. Termination due to change in control. For purposes of this provision, a change in control will be defined as follows:

                           (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Securities Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as

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         amended from time to time, of  securities  of the Company  representing greater than 50 (fifty) percent of the combined voting power of the Company's then outstanding securities; or

                           (b) When, subsequent to the effective date of this Agreement, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided however that a Director who was not a Director at the beginning of this period will be deemed to have satisfied the definition of "Incumbent Director" if such Director was elected by, or with the approval of at least 60% (sixty percent) of the Directors who then qualified as Incumbent Directors; or

                           (c) The approval by the shareholders of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                           If during a two year period subsequent to a change in control, the Employee is terminated without cause, or the Employee is asked by the Board to assume a position, duties, or level of responsibility which are unacceptable to the Employee, or the Employee is asked by the Board to relocate geographically to a location which is unacceptable to the Employee, the then controlling Company agrees to pay the Employee a payment equal to 6 months severance plus additionally that portion of four months additional severance for each year of service to the Company prorated from the date of initial service with a maximum accumulated severance of 24 months total, of the Employee's then current annualized salary; plus the average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation, and at the Employee's election, may pay out such salary and bonus or incentives over a period of one year consistent with the Company's routine employee payment schedules, or at the request of the Employee in a lump sum; and all unvested stock options held by the Employee shall immediately vest.

                           In the event of termination of this Agreement due to change in control, Company agrees to provide for reasonable expenses incurred on the Employee's behalf in the event of a legal action or dispute in connection with the change of control, or termination of employment caused by such change in control.

                  I.       Years of Service

                           For purposes of this Section 6, Employee's years of service shall be computed using January 1, 2002 as the date of initial service.

         7. COVENANT NOT TO COMPETE.

         The Employee hereby covenants and agrees that during the initial and any renewal term of this Agreement, and for a period of one year following the termination of this Agreement, the Employee shall not be engaged within the

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United States, either directly or indirectly, in any matter or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity, or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any corporation in competition with the business then being conducted by the Company; furthermore, the Employee agrees not to solicit, directly or indirectly, any current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates. If the Employee should breach the foregoing covenant, the Company
will  cease  making  payments   described  in  the  previous  section  regarding
Termination of Agreement, and any associated payments contained therein; and remaining unexercised stock options shall immediately be cancelled and benefit plan provisions described in the Termination Section 6 shall be immediately discontinued.

         Additionally, at the option of the Board of Directors, the Company may choose to extend the covenant not to compete set forth herein for a period of up to an additional twelve months, beyond the initial twelve month period already stipulated herein. In consideration for such election, the Company agrees to make payment to the Employee the annualized salary and bonus equal to that in effect during the fiscal year at the time of termination.

         During this additional period of extension and payment, the Employee agrees not to solicit, directly or indirectly, any current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates.

         8.       CONFIDENTIALITY.

         The Employee will, in the course of his employment with the Company have access to confidential and proprietary data or information belonging to the Company. The Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company, or for the benefit of any other person such data or information. The provisions of this section shall survive the Employee's employment hereunder regardless of the cause of termination of employment or this Agreement. The phrase "confidential or proprietary data or information" shall mean information not generally available to the public, including, but not limited to, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. The Employee acknowledges and agrees that any confidential or proprietary information that the Employee has already acquired was in fact received in confidence in the Employee's fiduciary capacity with respect to the Company.

         All written materials, records and documents made by the Company or coming into the Employee's possession during the term of employment concerning any product, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of the Employee's employment for any reason, or upon request of the Board of Directors during the Employee's employment, the Employee shall promptly deliver the same to the Company. In addition, upon termination of the Employee's

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employment for any reason,  or upon request of the Board of Directors during the
Employee's employment, the Employee shall deliver to the Company all of the property of the Company in the Employee's possession or under the Employee's control, including, but not limited to, financial statements, marketing and sales data, computers, and Company credit cards.

         9. OTHER BUSINESS ACTIVITIES.

         The Employee shall not serve as an officer or director of another company, whether for compensation or otherwise, requiring more than nominal duties by the Employee, during the term of this Agreement without the express prior written consent of the Company's Board of Directors. The Employee may not serve as an officer or director of any other organization without express prior written approval by the Company's Board of Directors, except for the Employee's current affiliation with CHdiagnostic, Clinical Network, and the Whittier Scripps Institute.

         10. INVENTIONS AND PATENTS.

         The Employee agrees to assign all rights, ownership and related privileges and benefits associated with inventions and patents to the Company. The Employee agrees that any inventions or patents obtained in association with ideas or concepts initiated by the Employee related to the Company's business are deemed to be Company property. This includes but is not limited to product ideas, changes or improvements; process ideas, changes or improvements; pertinent intellectual property, or other pertinent information.

         11. ARBITRATION/DISPUTE RESOLUTION.

         The Company and the Employee agree that as a first option prior to any legal action arising out of the dispute over provisions in this Agreement, parties may seek arbitration, and submit to authority of binding arbitration.

         12. COOPERATION IN CLAIMS.

         Both during employment and post employment, the Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which the Employee is deemed by the Company to be a material witness or affiant, the Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If the Employee is no longer employed, Company will reimburse the Employee for time and expenses incurred as a result of cooperation for this purpose.

         13.      INDEMNIFICAION.

         The Company agrees to make its best efforts to indemnify and hold harmless the Employee from liability incurred as a result of performance of duties as an officer and member of the Board of Directors. This includes but is not limited to applicable statute, as well as efforts to secure coverage under pertinent insurance policies.

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         14.      NOTICES.

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective.

         If to the Employee:

         Maurice R. Taylor, II
         550 E. Long Lake Road
         Wayzata, MN  55391

         If to the Company:

         Chairman of the Compensation Committee
         ProUroCare Medical, Inc.
         One Carlson Parkway, Suite 124
         Plymouth, MN  55447

         Any notices of change of address shall only be effective, however, when received.

         15. SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. The Employee may assign his right to payment, and his obligations, under this Agreement.

         16. APPLICABLE LAW.

         This Agreement shall be governed by the laws of the State of Minnesota.

         17. OTHER AGREEMENTS.

         This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

         18. NON-WAIVER.

         No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

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         19.      HEADINGS.

         Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provision.

         20.      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

PROUROCARE MEDICAL, INC.


By: /s/Alex Nazarenko
    -----------------------------
    Alexander Nazarenko
    Its: Chairman, Compensation Committee


EMPLOYEE


         /s/ Maurice r. Taylor II
-----------------------------------------
         Maurice R. Taylor, II


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